Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Acquisition and Financing

On September 18, 2015, Akari Therapeutics, Plc (formerly “Celsus Therapeutics Plc) (“Akari”, “Celsus” or the “Company”) completed its acquisition of all of the capital stock of Volution Immuno Pharmaceuticals SA (“Volution”), from RPC Pharma Limited (“RPC”), Volution’s sole shareholder, in exchange for ordinary shares, par value £0.01 (“Ordinary Shares”), of Celsus (the “Acquisition”), in accordance with the terms of the Share Exchange Agreement, dated as of July 10, 2015 (the “Agreement”), by and among the Company and RPC.  In connection with the Acquisition, the name of the combined company was changed to Akari Therapeutics, Plc. The Company’s American Depositary Shares (“ADSs”), each representing 100 Ordinary Shares (giving effect to the previously announced ADS ratio change (the “ADS Ratio Change”), commenced trading on The NASDAQ Capital Market under the symbol “AKTX” on September 21, 2015.

In connection with the consummation of the Acquisition, the Company issued an aggregate of 722,345,600 Ordinary Shares to RPC, representing, prior to giving effect to the Financing (defined below), 92.85% of the Company’s outstanding Ordinary Shares following the closing of the Acquisition (or 91.68% of Company Ordinary Shares on a fully diluted basis). As a result of the issuance of such shares in connection with the Acquisition, certain warrants of the Company to purchase an aggregate of 1,929,824 Ordinary Shares at an exercise price of $0.57 per share have been adjusted so that such warrants became exercisable for an aggregate of 5,617,977 Ordinary Shares at an adjusted exercise price of $0.1958 per share. Further, as a result of the issuance of such shares in connection with the Financing (as defined below), such warrants have been adjusted so that such warrants are exercisable for an aggregate of 5,806,280 Ordinary Shares at an adjusted exercise price of $0.18945 per share.

On September 18, 2015, pursuant to the Securities Purchase Agreement, dated as of August 17, 2015 (the “Purchase Agreement”) with the investors named therein (the “Buyers”), the Company sold to the Buyers, in a private placement an aggregate of 3,958,811 restricted ADSs representing 395,881,100 Ordinary Shares for gross proceeds of $75 million (the “Financing”). Immediately following the closing of the Financing, after giving effect to the closing of the Acquisition and the Financing, Celsus securityholders immediately prior to the Acquisition (but excluding any securities acquired by such securityholders in the Financing) owned approximately 5.7% of the Ordinary Shares, RPC owned approximately 61.0%, of the outstanding Ordinary Shares, and the Buyers owned approximately 33.3% of the outstanding Ordinary Shares. The issuance of the Ordinary Shares in connection with the Acquisition and the Financing was approved by Celsus’s shareholders at a meeting held on September 16, 2015.  The Financing was directly related to the Acquisition

MTS Health Partners served as financial advisor to the Company in connection with the Acquisition. As partial compensation for these services, on September 18, 2015, the Company issued MTS Health Partners 3,830,400 Ordinary Shares represented by 38,304 restricted ADSs.

Unaudited Pro Forma Combined Financial Statements

The following unaudited pro forma combined financial statements give effect to the Acquisition and Financing (which was directly related to the Acquisition). The transaction will be accounted for under the acquisition method of accounting under existing U.S. generally accepted accounting principles, or GAAP, which are subject to change and interpretation. Volution is considered to be the acquiring company for accounting purposes in this transaction. Volution is considered the accounting acquirer even though Celsus was the issuer of the Ordinary Shares in the Acquisition. Under the acquisition method of accounting, management of Celsus and Volution have made a preliminary estimate of purchase price, calculated as described in Note 2 to these unaudited pro forma combined financial statements. The net tangible assets acquired and liabilities assumed in connection with the transaction are at their estimated acquisition date fair values. The unaudited pro forma combined financial statements presented below are based upon the historical financial statements of Celsus and Volution, included in this Current Report on Form 8-K/A, adjusted to give effect to the acquisition of Celsus by Volution, for accounting purposes. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma combined balance sheet as of June 30, 2015 and the unaudited pro forma combined statement of operations and comprehensive loss for the six months ended June 30, 2015 and for the year ended December 31, 2014, presented herein are based on the historical financial statements of Volution and Celsus, adjusted to give effect to the Acquisition (for accounting purposes) of Celsus by Volution and the related Financing. The pro forma assumptions and adjustments are described in the accompanying notes presented in the following pages.

Because the Volution securityholders owned approximately 91.68% of the fully-diluted capitalization of the Company immediately following the closing of the Acquisition, Volution is considered to be the acquiring company for accounting purposes, and the transaction will be accounted for by Volution as a reverse acquisition under the acquisition method of accounting for business combinations. Accordingly, the acquisition consideration for accounting purposes will consist of the Celsus Ordinary Shares and the fair value of vested options and warrants issued by Celsus that are outstanding at the date of the Acquisition immediately prior to closing, assuming any acceleration as a result of the Acquisition. Assets and liabilities of Celsus will be measured at fair value and added to the assets and liabilities of Volution, and the historical results of operations of Volution will be reflected in the results of operations of the Company following the Acquisition.

The unaudited pro forma combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission (“SEC”). The pro forma adjustments reflecting the completion of the Acquisition and Financing are based upon the preliminary accounting analysis conclusion that the Acquisition, without the completion of a valuation of the identifiable intangibles, should be accounted for under the acquisition method of accounting in accordance with GAAP and upon the assumptions set forth in the notes to the unaudited pro forma combined financial statements.

The Volution balance sheet as of June 30, 2015 and statement of operations and comprehensive loss for the six months ended June 30, 2015 were derived from its unaudited financial statements for the six months ended June 30, 2015, included elsewhere in this Current Report on Form 8-K/A. The Volution statement of operations and comprehensive loss for the year ended December 31, 2014 were derived from audited financial statements included in this Current Report on Form 8-K/A, Exhibit 99.3.

The Celsus balance sheet as of June 30, 2015 and statement of operations and comprehensive loss for the six months ended June 30, 2015 were derived from its unaudited consolidated financial statements included in its Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2015. The Celsus statement of operations and comprehensive loss for the year ended December 31, 2014 were derived from its audited consolidated financial statements included in its Annual Report on Form 10-K.

The historical financial statements have been adjusted to give pro forma effect to events that are (i) directly attributable to the Acquisition and the Financing, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma combined financial statements and pro forma adjustments have been prepared based on preliminary estimates of fair value. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma combined financial statements and the Celsus’s future results of operations and financial position. The actual amounts recorded as of the completion of the Acquisition may differ materially from the information presented in these unaudited pro forma combined financial statements as a result of the cash used in the Celsus operations between June 30, 2015 and the closing of the Acquisition; the timing of completion of the Acquisition; and other changes in the Celsus net assets that occur prior to the completion of the Acquisition, which could cause material differences in the information presented below.

The number of Celsus Ordinary Shares used to calculate the acquisition consideration was determined pursuant to the Acquisition Agreement, which included stock options and warrants outstanding on the Acquisition date. The amount of acquisition consideration, assets acquired and liabilities assumed that will be used in acquisition accounting will be based on their respective fair values as determined at the time of closing, and may differ significantly from these preliminary estimates.

The unaudited pro forma combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition. The unaudited pro forma combined financial data also do not include any integration costs. The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Volution and Celsus been a combined company during the specified period. The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the Volution historical audited financial statements for the year ended December 31, 2014 included in this Current Report on Form 8-K/A, Exhibit 99.3 and in conjunction with the Celsus historical audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2014.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
JUNE 30, 2015
(In thousands)

	Celsus Therapeutics PLC	Volution Immuno Pharmaceuticals SA	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$2,718	$201	$75,000	F	$77,919
Prepaid expenses and other current assets	60	124	—		184
Short term restricted cash	142	—	—		142
Total current assets	2,920	325	75,000		78,245
Property and equipment, net	40	—	—		40
Patent acquisition costs, net	—	61	—		61
Goodwill	—	—	19,417	D	19,417
Total assets	$2,960	$386	$94,417		$97,763
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$629	$1,000	$—		$1,629
Accrued expenses	331	156	2,180	B	2,667
Total current liabilities	960	1,156	2,180		4,296
Liability related to stock options and warrants	984	—	816	G	1,800
Other long term liabilities	43	—	—		43
Total liabilities	1,987	1,156	2,996		6,139
Commitments and contingencies
Ordinary Shares	927	1,028	59	B	18,341
			11,211	C
			(1,028)	E
			6,144	F
Additional paid-in capital	34,224	12,628	(34,178)	A	91,455
			691	B
			(11,211)	C
			19,417	D
			1,028	E
			68,856	F
Accumulated other comprehensive income (loss)	—	91	—		91
Accumulated deficit	(34,178)	(14,517)	34,178	A	(18,263)
			(2,930)	B
			(816)	G
Total shareholders’ equity	973	(770)	91,421		91,624
Total liabilities and shareholders’ equity	$2,960	$386	$94,417		$97,763

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND
COMPREHENSIVE LOSS
FOR THE SIX MONTHS ENDED JUNE 30, 2015
(In thousands, except share and per share data)

	Celsus Therapeutics PLC	Volution Immuno Pharmaceuticals SA	Pro Forma Adjustments		Pro Forma Combined
Operating expenses:
Research and development	$1,693	$2,556	$—		$4,249
General and administrative	2,105	411	(458)	I	2,058
Total operating expenses	3,798	2,967	(458)		6,307
Loss from operations	(3,798)	(2,967)	458		(6,307)
Financial loss, net	(750)	—	—	J	(750)
Other income (expense), net	—	(71)	—		(71)
Loss before income tax expense	(4,548)	(3,038)	458		(7,128)
Tax benefit	560	—	—		560
Net loss	(3,988)	(3,038)	458		(6,568)
Other comprehensive income	—	45	—		45
Net loss and comprehensive loss	$(3,988)	$(2,993)	$458		$(6,523)
Net loss per share, basic and diluted	$(0.07)	$—	$—		$(0.01)
Weighted-average common shares outstanding, basic and diluted	55,636,283			H	777,981,883

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS AND
COMPREHENSIVE LOSS
FOR THE YEAR ENDED DECEMBER 31, 2014
(In thousands, except share and per share data)

	Celsus Therapeutics PLC	Volution Immuno Pharmaceuticals SA	Pro Forma Adjustments		Pro Forma Combined
Operating expenses:
Research and development	$6,417	$1,616	$—		$8,033
General and administrative	3,760	303	—		4,063
Total operating expenses	10,177	1,919	—		12,096
Loss from operations	(10,177)	(1,919)	—		(12,096)
Financial income, net	549	—	—	J	549
Other income (expense), net	(20)	(28)	—		(48)
Loss before income tax expense	(9,648)	(1,947)	—		(11,595)
Income tax expense	—	—	—		—
Net loss	(9,648)	(1,947)	—		(11,595)
Other comprehensive income	—	79	—		79
Net loss and comprehensive loss	$(9,648)	$(1,868)	$—		$(11,516)
Net loss per share, basic and diluted	$(0.18)	$—	$—		$(0.08)
Weighted-average common shares outstanding, basic and diluted	54,116,557			H	139,632,145

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. Description of Transaction and Basis of Presentation

Description of Transaction

On July 10, 2015, Celsus entered into the Share Exchange Agreement with RPC. Pursuant to the terms and subject to the conditions set forth in the Share Exchange Agreement, Volution became a subsidiary of Celsus and Celsus was re-named Akari Therapeutics, PLC in connection with the Acquisition. The references to “the Company” in this footnote 1 refer to the combined companies following the closing of the Acquisition pursuant to the Share Exchange Agreement. On September 18, 2015, Celsus completed its acquisition of all of the capital stock of Volution, from RPC, Volution’s sole shareholder, in exchange for Ordinary Shares of Celsus, in accordance with the terms of the Agreement, by and among the Company and RPC.  The Company’s ADSs commenced trading on The NASDAQ Capital Market under the symbol “AKTX” on September 21, 2015.

Also, on September 18, 2015, the Company sold to the Buyers, in a private placement an aggregate of 3,958,811 restricted ADSs representing 395,881,100 Ordinary Shares for gross proceeds of $75 million. Immediately following the closing of the Financing, after giving effect to the closing of the Acquisition and the Financing, Celsus securityholders immediately prior to the Acquisition (but excluding any securities acquired by such securityholders in the Financing) owned approximately 5.7% of the Ordinary Shares, RPC owned approximately 61.0%, of the outstanding Ordinary Shares, and the Buyers owned approximately 33.3% of the outstanding Ordinary Shares.

Basis of Presentation

The unaudited pro forma combined financial statements were prepared in accordance with the regulations of the SEC and are intended to show how the Acquisition and related Financing might have affected the historical financial statements if the Acquisition had been completed on January 1, 2014 for the purposes of the statement of operations, and as of June 30, 2015 for purposes of the balance sheet. Based on the terms of the Acquisition, Volution is deemed to be the acquiring company for accounting purposes and the transaction will be accounted for as a reverse acquisition under the acquisition method of accounting for business combinations in accordance with accounting principles generally accepted in the United States. Accordingly, the assets and liabilities of Celsus will be recorded as of the Acquisition closing date at their estimated fair values.

The pro forma adjustments are preliminary and based on management’s estimates of the fair value of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition. These estimates are based on the most recently available information. To the extent there are significant changes to the combined company’s business following completion of the Acquisition, the assumptions and estimates set forth in the unaudited pro forma combined financial statements could change significantly. Accordingly, the pro forma purchase price adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following completion of the Acquisition. There can be no assurances that these additional analyses and will not result in material changes to the estimates of fair value.

The unaudited pro forma combined statement of comprehensive loss for the six months ended June 30, 2015 combine the unaudited historical statements of comprehensive loss of Celsus and Volution for their respective six months ended June 30, 2015, and give pro forma effect to the Acquisition and Financing as if it had been completed on January 1, 2014.

The unaudited pro forma combined financial statements assume Celsus security holders immediately after the completion of the Acquisition owned 8.32% of the combined Company and current Volution security holders owned 91.68% of the combined Company on a fully diluted basis following the completion of the Acquisition before giving effect to the Financing. This ratio was based on the number of Celsus Ordinary Shares, stock options and warrants outstanding immediately prior to completion of the Acquisition.

2. Purchase Price

The preliminary estimated total purchase price of the proposed Acquisition is as follows (in thousands):

Fair value of Celsus Ordinary Shares outstanding (a)	$20,035
Estimated fair value of Celsus stock options outstanding	$324
Estimated fair value of Celsus warrants outstanding	$31
Estimated total purchase price	$20,390

(a)	Based on 55,636,283 ordinary shares

For pro forma purposes, the fair value of Celsus Ordinary Shares used in determining the purchase price was $0.3601 per share based on the closing price of Celsus ADSs on September 18, 2015, which was based on the closing market price immediately after the completion of the Acquisition. The Company will expense all transaction costs as incurred.

Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of Celsus based on their estimated fair values as of the Acquisition closing date. The excess of the purchase price over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of total preliminary estimated purchase price to the acquired tangible assets and liabilities assumed of Celsus based on the estimated fair values as of June 30, 2015 is as follows (in thousands):

Cash, cash equivalents and restricted cash	$2,860
Prepaid expenses and other assets acquired	100
Goodwill	19,417
Liability related to stock options and warrants	(984)
Other assumed liabilities	(1,003)
Total	$20,390

The allocation of the estimated purchase price is preliminary. The final determination of the purchase price allocation is anticipated to be based on the fair values of assets and the fair values of liabilities assumed as of the Acquisition closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma combined financial statements.

The Company believes that the historical values of Celsus’s current assets and current liabilities approximate their fair value based on the short term nature of such items.

The Company has preliminarily concluded that the Acquisition transaction is a business combination pursuant to ASC 805 and thus will record the fair value of goodwill. The Company has not performed a valuation but has estimated and recorded the goodwill as a difference between the purchase price and the acquired tangible assets and liabilities. The accounting analysis is preliminary and further analysis and the completion of a valuation may result in the capitalized goodwill being recorded as acquired in-process research and development (IPR&D). Alternatively, if the accounting analysis indicates that the Acquisition is an asset acquisition, any amounts determined to be IPR&D would be recorded to the Statement of Operations and Comprehensive Loss.

3. Pro Forma Adjustments

The unaudited pro forma combined financial statements include pro forma adjustments to give effect to certain significant transactions of Volution as a direct result of the Acquisition and Financing, the acquisition of Celsus by Volution for accounting purposes.

The pro forma adjustments reflecting the completion of the Acquisition and Financing are based upon the preliminary accounting analysis conclusion that the Acquisition should be accounted for under the acquisition method of accounting and upon the assumptions set forth below.

The pro forma adjustments are as follows:

(A)	To reflect the elimination of Celsus’s historical accumulated deficit.

(B)	To reflect the estimated transactions costs payable in cash that were not incurred as of June 30, 2015. The estimated amounts include deal related transaction costs and fees to financial advisors. $750,000 of such costs were paid in 3,830,400 Ordinary Shares represented by 38,304 restricted ADSs.

(C)	To reflect the issuance of Celsus Ordinary Shares in the Acquisition.

(D)	Represents the preliminary assessment of the fair value of Celsus’s identifiable goodwill acquired in the Acquisition calculated as the difference between the purchase price and the acquired tangible assets and liabilities.

(E)	To reflect the elimination of Volution’s historical Ordinary Shares.

(F)	To reflect the sale and issuance of Celsus Ordinary Shares at $0.18945 per share for gross proceeds of $75 million after the closing of the Acquisition.

(G)	To reflect the changes in fair values of the liability related to warrants at the closing of the Acquisition recorded as financial income in accordance with ASC No. 820, "Fair Value Measurements and Disclosures.” Includes the adjustment of 1,929,824 warrants exercisable at an exercise price of $0.57 per share to 5,806,280 warrants at an exercise price of $0.18945 per share resulting from anti-dilution protection rights attributed to such warrants triggered by both the Acquisition and Financing.

(H)	Includes the historical weighted average shares of Celsus and 722,345,600 shares issued in connection with the Acquisition for 2015 and includes the historical weighted average shares of Celsus and 85,515,588 weighted average shares for Volution for 2014 which represented 91.68% of Celsus Ordinary Shares and yielded a share exchange ratio of 721:1 which was used in recalculating the weighted average shares of Volution.

(I)	To remove transaction costs incurred as of June 30, 2015.

(J)	The Company's stock price did not materially fluctuate throughout the period and therefore there was not a corresponding material fluctuation in the value of the warrant obligation. The warrant liability is adjusted to reflect fair value on the balance sheet as of June 30, 2015 and as there is not material movement for the periods of the statement of operations presented the Company has elected not to make a pro forma adjustment.